CONSENT OF INDEPENDENT AUDITORS




We herby consent to the incorporation by reference in Post-Effective Amendment No. 17 to the Registration tatement of Templeton Global Opportunities Trust (the "Trust") on Form N-1A, File No. 33-31267, of our report dated January 31, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual report to shareholders of Templeton Global Opportunities Trust which is also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."

                                   /s/PRICEWATERHOUSECOOPERS LLP


San Francisco, California
April 26, 2002